UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2024

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 347-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 8, 2024, Acorda Therapeutics, Inc. (the “Company”) received a written notice of termination from Biogen International GmbH (“Biogen”) of the Collaboration and License Agreement, dated June 30, 2009, by and between the Company and Biogen, as amended (the “Collaboration Agreement”). Accordingly, the Company will regain global commercialization rights to FAMPYRA®(fampridine). Biogen exercised its right to terminate the Collaboration Agreement in order to shift resources towards upcoming launches and programs that align with its priorities. The termination will be effective as of January 1, 2025 (the “Termination Date”).

Under the Collaboration Agreement, Biogen was granted an exclusive license to develop and commercialize AMPYRA® (marketed by Biogen as FAMPYRA) in markets outside the U.S. FAMPYRA has been approved in a number of countries across Europe, Asia and the Americas. Biogen has responsibility for regulatory activities and clinical development of FAMPYRA in ex-U.S. markets worldwide. The Company will continue to receive double-digit tiered royalties on net sales of FAMPYRA until the transfer of regulatory authorizations have been completed on a country-by-country basis. Thereafter, the Company will receive revenues directly in markets serviced by the Company or through distributors or partners.

Effective as of the Termination Date the Collaboration Agreement will be terminated in its entirety and the license rights granted by the Company to Biogen will terminate. Following the Termination Date, the Company will not be entitled to receive any further royalty or milestone payments from Biogen. The Company and Biogen are working together toward a transition for the Company to commercialize and supply FAMPYRA for the great majority of people with multiple sclerosis outside the United States currently being served. The Company plans to assume commercialization responsibilities as soon as possible during 2024 as marketing authorization transfers and distribution arrangements are finalized for each territory.

The foregoing summary of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2019 and is incorporated herein by reference.

On January 11, 2024, the Company issued a press release announcing the termination of the Collaboration Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Collaboration and License Agreement between Biogen Idec International GmbH and the Registrant dated June 30, 2009 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2019).

99.1	Press Release dated January 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	January 11, 2024	By:	/s/ Michael A. Gesser
		Name: Title:	Michael A. Gesser Chief Financial Officer and Treasurer